Sterling Reports Record First Quarter 2022 Results

First Quarter 2022 Revenue Growth of 37.7%; Organic Constant Currency Revenue Growth of 30.4%

Increasing Full Year 2022 Guidance to Reflect Strong First Quarter and Improved Outlook

NEW YORK, May 10, 2022 (GLOBENEWSWIRE) – Sterling Check Corp. (NASDAQ: STER) (“Sterling” or “the Company”) a leading global provider of technology-enabled background and identity verification services, today announced financial results for the first quarter ended March 31, 2022.

First Quarter 2022 Highlights

All results compared to prior-year period.

•Revenues increased 37.7% year-over-year to $192.0 million. Organic constant currency revenue growth was 30.4% and inorganic revenue growth was 8.0%.

•GAAP net income was $6.2 million, or $0.06 per diluted share, compared to GAAP net income of $0.6 million, or $0.01 per diluted share, in the prior year period.

•Adjusted EBITDA increased 29.4% year-over-year to $47.6 million. Adjusted EBITDA Margin decreased 159 bps year-over-year to 24.8% in line with our expectations.

•Adjusted Net Income increased 57.9% year-over-year to $24.4 million. Adjusted Earnings Per Share increased 47.1% year-over-year to $0.25 per diluted share.

•Updating full year 2022 guidance ranges to revenue of $770 million to $780 million, Adjusted EBITDA of $210 million to $216 million, and Adjusted Net Income of $112 million to $115 million.
Organic constant currency revenue growth, inorganic revenue growth, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Earnings Per Share are non-GAAP measures. Please see the schedules accompanying this earnings release for a reconciliation of these measures to their most directly comparable GAAP measures, as applicable.
Josh Peirez, Sterling CEO, said, “2022 is off to an excellent start with the first quarter strongly outperforming our initial expectations. We saw broad-based strength in organic constant currency revenue growth as we continue to grow our base business, increase cross-sell and up-sell, win new clients, and maintain industry-leading customer retention rates through a focus on customer service, innovation, and technology. Our commitment to innovative product development is leading to tangible results with clients, and we are seeing great traction in newer solutions such as Identity Verification. I am excited about our strong start thus far in 2022 and proud to increase our outlook for the full year.”

First Quarter 2022 Results

	Three Months Ended March 31,
	2021	2022	Change
(in thousands, except per share data and percentages)
Revenues	$139,370	$191,972	37.7%
Net income	$628	$6,236	893.0%
Net income margin	0.5%	3.2%	280 bps
Net income per share - diluted	$0.01	$0.06	822.7%
Adjusted EBITDA(1)	$36,804	$47,636	29.4%
Adjusted EBITDA Margin(1)	26.4%	24.8%	(159) bps
Adjusted Net Income(1)	$15,450	$24,401	57.9%
Adjusted Earnings Per Share - diluted	$0.17	$0.25	47.1%
(1) Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Earnings Per Share - diluted are non-GAAP measures. Please see the schedules accompanying this earnings release for a reconciliation of these measures to their most directly comparable GAAP measures.

Revenue for the first quarter of 2022 was $192.0 million, an increase of $52.6 million, or 37.7%, as compared to $139.4 million in the first quarter of 2021. Revenue growth in the first quarter of 2022 included 30.4% organic constant currency revenue growth and 8.0% inorganic revenue growth from the November 2021 acquisition of Employment Background Investigations, Inc. (“EBI”), partially offset by a (0.7)% drag due to the impact of fluctuations in foreign exchange currency rates. The organic constant currency growth in revenue was primarily driven by continued robust growth at existing clients, growth in cross-sell and up-sell, significant new client growth, and strong revenue retention.

Balance Sheet and Cash Flow

As of March 31, 2022, cash and cash equivalents were $44.3 million and total debt was $508.7 million, compared to cash and cash equivalents of $48.0 million and total debt of $510.3 million as of December 31, 2021. Sterling ended the first quarter of 2022 with a net leverage ratio of 2.4x net debt to Adjusted EBITDA. As of March 31, 2022, available borrowings under the Company’s revolving credit facility, net of letters of credit outstanding, were $139.3 million.

For the three months ended March 31, 2022, Sterling generated Net Cash provided by Operating Activities of $3.4 million, compared to $22.0 million in the previous year period. Capital expenditures in the three months ended March 31, 2022 totaled $5.2 million, an increase of $1.1 million compared to the prior year period driven by higher expenses for computer equipment and fingerprinting equipment to support revenue growth. For the three months ended March 31, 2022, Sterling had $(1.8) million of adjusted free cash flow, adjusted for one-time, cash, non-operating expenses related to the IPO, compared to $17.9 million in the prior year period. The decrease in adjusted free cash flow compared to the prior year period was driven by a return to our normal bonus payment structure and the timing of interest and tax payments.

Full Year 2022 Guidance

Sterling is updating guidance for full year 2022 as detailed below. The following forward-looking statements reflect Sterling’s expectations as of today’s date. Actual results may differ materially.

	Previous Guidance	Updated Guidance
	March 2, 2022	May 10, 2022

Revenues	$740 million - $755 million	$770 million - $780 million
Adjusted EBITDA	$205 million - $212 million	$210 million - $216 million
Adjusted Net Income	$112 million - $118 million	$112 million - $115 million

Revenue guidance includes 14.5 – 16.5% organic constant currency revenue growth (compared to previous guidance of 10.0 – 12.0% ) and 5.5% inorganic revenue growth from the acquisition of EBI (compared to previous guidance of 5.0 – 5.5%), partially offset by a (0.25)% drag from fluctuations in foreign exchange currency rates (compared to previous guidance of no impact).

The Company has not presented a quantitative reconciliation of the forward-looking non-GAAP financial measures “organic constant currency revenue growth,” “Adjusted EBITDA” and “Adjusted Net Income” to their most directly comparable GAAP financial measure because it is impractical to forecast certain items without unreasonable efforts due to the uncertainty and inherent difficulty of predicting the occurrence and financial impact of and the periods in which such items may be recognized.

Conference Call Details

Sterling will hold a conference call to discuss the first quarter of 2022 financial results today, May 10, 2022 at 8:30 AM Eastern Time.

Participants may access the conference call by dialing 1-844-200-6205 (U.S.) or +1-929-526-1599 (outside the U.S.) and using conference code 352288 approximately ten minutes before the start of the call. A live audio webcast of the conference call, together with related presentation materials, will also be available on Sterling’s investor relations website at https://investor.sterlingcheck.com under “News & Events”.

A replay, along with the related presentation materials, will be available after the conclusion of the call on Sterling’s investor relations website under “News & Events” or by dialing 1-866-813-9403 (U.S.) or +44-204-525-0658 (outside the U.S.), access code 248731. The telephone replay will be available through Tuesday, May 24, 2022.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and it is intended that all forward-looking statements that we make will be subject to the safe harbor protections created thereby. Forward-looking statements can be identified by forward-looking terminology such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “will” or “would,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements that address guidance, outlook, targets, market trends or projections about the future, and statements regarding the Company’s expectations, beliefs, plans, strategies, objectives, prospects or assumptions, or future events or performance, contained in this release are forward-looking statements. The Company has based these forward-looking statements on current expectations, assumptions, estimates and projections. Such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond Sterling’s control. These and other important factors, including those discussed more fully elsewhere in this release and in the Company’s filings with the Securities and Exchange Commission, particularly in the annual report on Form 10-K filed with the SEC on March 16, 2022, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements, or could affect Sterling’s share price. The forward-looking statements contained in this release are not guarantees of future performance and actual results of operations, financial condition, and liquidity, and the development of the industry in which the Company operates, may differ materially from the forward-looking statements contained in this release. Any forward-looking statement made in this release speaks only as of the date of such statement. Except as required by law, Sterling does not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this release.

Non-GAAP Financial Information

This report contains “non-GAAP financial measures,” which are financial measures that are not calculated and presented in accordance with GAAP.
Specifically, the Company makes use of the non-GAAP financial measures “organic constant currency revenue growth”, “Adjusted EBITDA,” “Adjusted EBITDA Margin,” “Adjusted Net Income,” “Adjusted Earnings Per Share” and “Adjusted Free Cash Flow” to assess the performance of its business.
Organic constant currency revenue growth is a non-GAAP financial measure. The Company defines organic constant currency revenue growth by adjusting for inorganic revenue growth, which is defined as the impact to revenue growth in the current period from merger and acquisition (“M&A”) activity that has occurred over the past twelve months, and converting the current period revenue at foreign currency exchange rates consistent with the prior period. We present organic constant currency revenue growth because we believe it assists investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance; however, it has limitations as an analytical tool, and you should not consider such a measure either in isolation or as a substitute for analyzing our results as reported under US GAAP. In particular, organic constant currency revenue growth does not reflect M&A activity or the impact of foreign currency exchange rate fluctuations.
Adjusted EBITDA is defined as net income adjusted for provision for income taxes, interest expense, depreciation and amortization, stock-based compensation, transaction expenses related to our public offering and one-time public company transition expenses, M&A activity, optimization and restructuring, technology transformation costs, foreign currency (gains) and losses and other costs affecting comparability. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue for the applicable period. We present Adjusted EBITDA and Adjusted EBITDA Margin because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management and our Board of Directors use Adjusted EBITDA and Adjusted EBITDA margin to evaluate the factors and trends affecting our business to assess our financial performance and in preparing and approving our annual budget and believe they are helpful in highlighting trends in our core operating performance. Further, our executive incentive compensation is based in part on components of Adjusted EBITDA. Adjusted EBITDA and Adjusted EBITDA Margin have limitations as analytical tools and should not be considered in isolation or as substitutes for our results as reported under US GAAP. Adjusted EBITDA excludes items that can have a significant effect on our profit or loss and should, therefore, be considered only in conjunction with net income (loss) for the period. Because not all companies use identical calculations, these measures may not be comparable to other similarly titled measures of other companies.
Adjusted Net Income is a non-GAAP profitability measure. Adjusted Net Income is defined as net income adjusted for amortization of acquired intangible assets, stock-based compensation, transaction expenses related to our public offering and one-time public company transition expenses, M&A activity, optimization and restructuring, technology transformation costs, and certain other costs affecting comparability, adjusted for the applicable tax rate.

Adjusted Earnings Per Share is defined as Adjusted Net Income divided by diluted weighted average shares for the applicable period. We present Adjusted Net Income and Adjusted Earnings Per Share because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding certain material non-cash items and unusual items that we do not expect to continue at the same level in the future. Our management believes that the inclusion of supplementary adjustments to net income (loss) applied in presenting Adjusted Net Income provide additional information to investors about certain material non-cash items and about items that we do not expect to continue at the same level in the future. Adjusted Net Income and Adjusted Earnings Per Share have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing our results as reported under US GAAP.
Adjusted Free Cash Flow is defined as Net Cash provided by (used in) Operating Activities minus purchases of property and equipment and purchases of intangible assets and capitalized software. For the three months ended March 31, 2021, we adjusted Free Cash Flow for one-time, cash, non-operating charges related to the completed IPO. We present Adjusted Free Cash Flow because we believe it assists investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding certain material non-recurring, non-operating cash items that we do not expect to continue at the same level in the future. Adjusted Free Cash Flow has limitations as an analytical tool, and you should not consider such measure either in isolation or as a substitute for analyzing our results as reported under US GAAP.

About Sterling

Sterling—a leading provider of background and identity services—offers background and identity verification to help over 50,000 clients create people- first cultures built on foundations of trust and safety. Sterling’s tech-enabled services help organizations across all industries establish great environments for their workers, partners, and customers. With operations around the world, Sterling conducted more than 95 million searches in the twelve months ended December 31, 2021.

Contacts

Investors
Judah Sokel
IR@sterlingcheck.com

Media
Jamie Serino
Jamie.Serino@sterlingcheck.com

CONSOLIDATED FINANCIAL STATEMENTS
STERLING CHECK CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	Three Months Ended
	March 31,
(in thousands, except share and per share data)	2021	2022

REVENUES	$139,370	$191,972
OPERATING EXPENSES:
Cost of revenues (exclusive of depreciation and amortization below)	67,579	100,956
Corporate technology and production systems	10,353	12,552
Selling, general and administrative	29,606	42,333
Depreciation and amortization	20,549	20,156
Impairments of long-lived assets	2,876	—
Total operating expenses	130,963	175,997
OPERATING INCOME	8,407	15,975
OTHER EXPENSE (INCOME):
Interest expense, net	7,570	6,336
Gain on interest rate swaps	(46)	(328)
Other income	(271)	(354)
Total other expense, net	7,253	5,654
INCOME BEFORE INCOME TAXES	1,154	10,321
Income tax provision	526	4,085
NET INCOME	$628	$6,236
Unrealized loss on hedged transactions, net of tax	(134)	—
Foreign currency translation adjustments, net of tax	372	283
Total other comprehensive income	238	283
COMPREHENSIVE INCOME	$866	$6,519

Net income per share attributable to stockholders
Basic	$0.01	$0.07
Diluted	$0.01	$0.06
Weighted average number of shares outstanding
Basic	88,602,167	93,967,819
Diluted	92,165,163	99,186,456

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)	December 31, 2021	March 31, 2022

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$47,998	$44,347
Accounts receivable (net of allowance of $2,949 and $2,519 as of December 31, 2021 and March 31, 2022, respectively)	127,927	147,949
Prepaid expenses	12,510	13,366
Operating leases right-of-use asset	—	3,435
Other current assets	11,563	12,654
Total current assets	199,998	221,751
Property and equipment, net	11,124	11,552
Goodwill	852,536	851,646
Intangible assets, net	297,146	282,053
Deferred income taxes	4,770	4,863
Operating leases right-of-use asset	—	16,536
Other noncurrent assets, net	6,685	6,850
TOTAL ASSETS	$1,372,259	$1,395,251
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$31,127	$41,201
Accrued expenses	67,971	55,091
Current portion of long-term debt	6,461	6,461
Operating leases liability, current portion	—	3,728
Other current liabilities	24,361	17,225
Total current liabilities	129,920	123,706
Long-term debt, net	499,107	497,969
Deferred income taxes	28,584	30,832
Long-term operating leases liability, net of current portion	—	19,042
Other liabilities	5,024	2,577
Total liabilities	662,635	674,126
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Preferred stock ($0.01 par value; 100,000,000 shares authorized; no shares issued or outstanding)	—	—
Common stock ($0.01 par value; 1,000,000,000 shares authorized, 95,854,795 shares issued and 95,746,975 shares outstanding as of December 31, 2021; 1,000,000,000 shares authorized, 96,397,488 shares issued and 96,289,668 shares outstanding as of March 31, 2022)	68	73
Additional paid-in capital	916,578	921,753
Common stock held in treasury (107,820 shares as of December 31, 2021 and March 31, 2022)	(897)	(897)
Accumulated deficit	(206,218)	(200,180)
Accumulated other comprehensive income	93	376
Total stockholders’ equity	709,624	721,125
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,372,259	$1,395,251

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
(in thousands)	2021	2022

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$628	$6,236
Adjustments to reconcile net income to net cash provided by operations
Depreciation and amortization	20,549	20,156
Deferred income taxes	(2,438)	3,412
Stock-based compensation	898	5,108
Impairments of long-lived assets	2,876	—
Provision for bad debts	79	308
Amortization of financing fees	124	109
Amortization of debt discount	576	478
Deferred rent	(1,120)	—
Noncash impact of lease accounting under ASC 842	—	(55)
Unrealized translation loss (gain) on investment in foreign subsidiaries	41	(393)
Changes in fair value of derivatives	(1,527)	(2,464)
Excess payment on contingent consideration for acquisition	(166)	—
Gain on disposition of property and equipment	—	(4)
Changes in operating assets and liabilities
Accounts receivable	(10,474)	(20,006)
Insurance receivable	750	—
Prepaid expenses	(926)	(869)
Other assets	(257)	(1,736)
Accounts payable	5,421	10,255
Litigation settlement obligation	(750)	—
Accrued expenses	5,634	(12,283)
Other liabilities	2,065	(4,807)
Net cash provided by operating activities	21,983	3,445
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(346)	(1,495)
Purchases of intangible assets and capitalized software	(3,839)	(3,742)
Proceeds from disposition of property and equipment	—	4
Net cash used in investing activities	(4,185)	(5,233)
CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock	2,227	70
Payments of IPO issuance costs	—	(225)
Payments of long-term debt	(1,615)	(1,615)
Payment of contingent consideration for acquisition	(738)	—
Payments of finance lease obligations	(1)	(1)
Net cash used in financing activities	(127)	(1,771)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	151	(92)
NET CHANGE IN CASH AND CASH EQUIVALENTS	17,822	(3,651)
CASH AND CASH EQUIVALENTS
Beginning of period	66,633	47,998
Cash and cash equivalents at end of period	$84,455	$44,347

SUPPLEMENTAL DISCLOSURES OF CASHFLOW INFORMATION
Cash paid during the period for
Interest, net of capitalized amounts of $65 and $73 for the three months ended March 31, 2021 and 2022, respectively	$3,182	$8,296
Income taxes	1,075	4,222
Noncash investing activities
Purchases of property and equipment in accounts payable and accrued expenses	82	245

RECONCILIATION OF CONSOLIDATED NON-GAAP FINANCIAL MEASURES

The following table reconciles revenue growth, the most directly comparable GAAP measure, to organic constant currency revenue growth for the three months ended March 31, 2022. For the three months ended March 31, 2022, we have provided the impact of revenue from the acquisition of EBI.

Three Months Ended
March 31, 2022
Reported revenue growth	37.7%
Inorganic revenue growth (1)	8.0%
Impact from foreign currency exchange (2)	(0.7)%
Organic constant currency revenue growth	30.4%
_______________
(1) Impact to revenue growth in the current period from acquisitions and dispositions that have occurred over the past twelve months
(2) Impact to revenue growth in the current period from fluctuations in foreign currency exchange rates

The following table reconciles net income, the most directly comparable GAAP measure, to Adjusted EBITDA for the three months ended March 31, 2021 and 2022.

	Three Months Ended
	March 31,
	2021	2022
(dollars in thousands)
Net income	$628	$6,236
Income tax provision	526	4,085
Interest expense, net	7,570	6,336
Depreciation and amortization	20,549	20,156
Stock-based compensation	898	5,108
Transaction expenses(1)	1,089	1,888
Restructuring(2)	3,035	346
Technology Transformation(3)	2,059	3,762
Gain on interest rate swaps(4)	(46)	(328)
Other(5)	496	47
Adjusted EBITDA	$36,804	$47,636
Adjusted EBITDA Margin	26.4%	24.8%
_______________
(1)    Consists of transaction expenses related to mergers and acquisitions, associated earn-outs, investor management fees in connection with the Fourth Amended and Restated Management Services Agreement and costs related to preparation of our IPO and one-time public company transition expenses. For the three months ended March 31, 2021, approximately $0.6 million related to preparation of our IPO and approximately $0.4 million in costs related to mergers and acquisitions. For the three months ended March 31, 2022, costs consisted primarily of $1.5 million of one-time public company transition expenses and $0.3 million in costs related to mergers and acquisitions.
(2) Consists of restructuring-related costs, including executive recruiting and severance charges, and lease termination costs and disposal of fixed assets related to our real estate consolidation efforts. During 2019 and 2020, we executed an extensive restructuring program, significantly strengthening our management team and creating a client-facing industry-specific Vertical organization. This program was completed by the end of 2020 and the final costs related to this program were incurred through the first quarter of 2021. Beginning in 2020, we began executing a virtual-first strategy, closing offices and reducing office space globally. For the three months ended March 31, 2021, approximately $2.5 million was related to our real estate consolidation program, consisting primarily of the write-off on disposal of fixed assets for our exited facility in Bellevue,

Washington. The remaining costs consisted of $0.5 million of restructuring-related executive recruiting and severance charges. For the three months ended March 31, 2022, the costs consisted of $0.3 million in expenses related to our real estate consolidation program.
(3)     Includes costs related to technology modernization efforts, as well as costs related to decommissioning of on premise production systems and redundant fulfillment systems of acquired companies and the migration to the Company’s platform. We believe that these costs are discrete and non-recurring in nature, as they relate to a one-time restructuring and decommissioning of our on-premise production systems and corporate technological infrastructure and the move to a managed service provider, decommissioning redundant fulfillment systems and modernizing internal functional systems. As such, they are not normal, recurring operating expenses and are not reflective of ongoing trends in the cost of doing business. The significant majority of these are related to the last two phases of Project Ignite, a three-phase strategic investment initiative launched in 2019 to create an enterprise-class global platform, with the remainder related to an investment made to modernize internal functional systems in preparation for our public company infrastructure. For the three months ended March 31, 2021, we made an investment of approximately $3.0 million in Project Ignite. For the three months ended March 31, 2022, investment related to Project Ignite was $3.2 million. The remaining $0.6 million relates to costs for decommissioning of the on-premise production system and decommissioning of the redundant fulfillment system of EBI and migrating onto the Company’s platform.
(4) Consists of gain on interest rate swaps. See Part I. Item 3. “Quantitative and Qualitative Disclosures about Market Risk— Interest Rate Risk” in our Form 10-Q for the quarterly period ended March 31, 2022 for additional information on interest rate swaps.
(5) Consists of costs related to loss on foreign currency transactions.

The following table presents the calculation of Net Income Margin and Adjusted EBITDA Margin for the three months ended March 31, 2021 and 2022.

	Three Months Ended
	March 31,
	2021	2022
(dollars in thousands)
Net income	$628	$6,236
Adjusted EBITDA	$36,804	$47,636
Revenues	$139,370	$191,972
Net income margin	0.5%	3.2%
Adjusted EBITDA Margin	26.4%	24.8%

The following table reconciles net income, the most directly comparable GAAP measure, to Adjusted Net Income and Adjusted Earnings Per Share for the three months ended March 31, 2021 and 2022.

	Three Months Ended
	March 31,
	2021	2022
(in thousands, except per share amounts)
Net income	$628	$6,236
Income tax provision	526	4,085
Income before income taxes	1,154	10,321
Amortization of acquired intangible assets	13,263	13,764
Stock-based compensation	898	5,108
Transaction expenses(1)	1,089	1,888
Restructuring(2)	3,035	346
Technology Transformation(3)	2,059	3,762
Gain on interest rate swaps(4)	(46)	(328)
Other(5)	496	47
Adjusted Net Income before income tax effect	21,948	34,908
Income tax effect(6)	6,498	10,507
Adjusted Net Income	15,450	24,401
Net Income per share – basic	$0.01	$0.07
Net Income per share – diluted	$0.01	$0.06
Adjusted Earnings Per Share – basic	0.17	0.26
Adjusted Earnings Per Share – diluted	0.17	0.25
_______________
(1)    Consists of transaction expenses related to mergers and acquisitions, associated earn-outs, investor management fees, and costs related to preparation of our IPO and one-time public company transition expenses.
(2)    Consists of restructuring-related costs, including executive recruiting and severance charges, and lease termination costs and disposal of fixed assets related to our real estate consolidation efforts. During 2019 and 2020, we executed an extensive restructuring program, significantly strengthening our management team and creating a client-facing industry-specific Vertical organization. This program was completed by the end of 2020 and the final costs related to this program were incurred through the first quarter of 2021. Beginning in 2020, we began executing a virtual-first strategy, closing offices and reducing office space globally.
(3)    Includes costs related to technology modernization and acquisition-related technology integration and migration efforts. We believe that these costs are discrete and non-recurring in nature, as they relate to a one-time restructuring and decommissioning of our on-premise production systems and corporate technological infrastructure and the move to a managed service provider, decommissioning redundant fulfillment systems and modernizing internal functional systems. As such, they are not normal, recurring operating expenses and are not reflective of ongoing trends in the cost of doing business. The significant majority of these are related to the last two phases of Project Ignite, with the remainder related to an investment made to modernize internal functional systems in preparation for our public company infrastructure.
(4)    Consists of gain on interest rate swaps. See “Part I. Item 3. Quantitative and Qualitative Disclosures about Market Risk—Interest Rate Risk” in our Form 10-Q for the quarterly period ended March 31, 2022 for additional information on interest rate swaps.
(5)    Consists of costs related to loss on foreign currency transactions.
(6)    Normalized effective tax rates of 29.6% and 30.1% have been used to compute Adjusted Net Income for the three months ended March 31, 2021 and 2022, respectively. As of December 31, 2021, we had net operating loss carryforwards of approximately $80.7 million for federal income tax purposes and deferred tax assets of approximately $8.2 million related to state and foreign income tax loss carryforwards available to reduce future income subject to income taxes. The amount of actual cash taxes we pay for federal, state, and foreign income taxes differs significantly from the effective income tax rate computed in accordance with US GAAP, and from the normalized rate shown above.

The following table reconciles net income per share, the most directly comparable GAAP measure, to Adjusted Earnings Per Share for the three months ended March 31, 2021 and 2022.

	Three Months Ended
	March 31,
(in thousands, except share and per share amounts)	2021	2022
Net income	$628	$6,236
Less: Undistributed amounts allocated to participating securities	3	—
Undistributed income allocated to stockholders	$625	$6,236

Weighted average number of shares outstanding – basic	88,602,167	93,967,819
Weighted average number of shares outstanding – diluted	92,165,163	99,186,456
Net income per share – basic	$0.01	$0.07
Net income per share – diluted	$0.01	$0.06

Adjusted Net Income	$15,450	$24,401
Less: Undistributed amounts allocated to participating securities	64	—
Undistributed earnings allocated to stockholders	$15,386	$24,401

Weighted average number of shares outstanding – basic	88,602,167	93,967,819
Weighted average number of shares outstanding – diluted	92,165,163	99,186,456
Adjusted Earnings Per Share - basic	$0.17	$0.26
Adjusted Earnings Per Share - diluted	$0.17	$0.25

The following table presents the calculation of Adjusted Diluted Earnings Per Share for the three months ended March 31, 2021 and 2022.

	Three Months Ended
	March 31,
	2021	2022
Net income per share – diluted	$0.01	$0.06
Adjusted Net Income adjustments per share
Income tax provision	0.01	0.04
Amortization of acquired intangible assets	0.14	0.14
Stock-based compensation	0.01	0.05
Transaction expenses(1)	0.01	0.02
Restructuring(2)	0.03	—
Technology Transformation(3)	0.02	0.04
Gain on interest rate swaps(4)	—	—
Other(5)	0.01	—
Income tax effect(6)	(0.07)	(0.11)
Adjusted Earnings Per Share – diluted	$0.17	$0.25

Weighted average number of shares outstanding used in computation of Adjusted Diluted Earnings Per Share:
Weighted average number of shares outstanding – diluted (GAAP)	92,165,163	99,186,456
Options not included in weighted average number of shares outstanding – diluted (GAAP) (using treasury stock method)	—	—
Weighted average number of shares outstanding – diluted (non-GAAP) (using treasury stock method)	92,165,163	99,186,456
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(1) Consists of transaction expenses related to mergers and acquisitions, associated earn-outs, investor management fees, and costs related to the preparation of our IPO and one-time public company transition expenses.
(2) Consists of restructuring-related costs, including executive recruiting and severance charges, and lease termination costs and disposal of fixed assets related to our real estate consolidation efforts. During 2019 and 2020, we executed an extensive restructuring program, significantly strengthening our management team and creating a client-facing industry-specific Vertical organization. This program was completed by the end of 2020 and the final costs related to this program were incurred through the first quarter of 2021. Beginning in 2020, we began executing a virtual-first strategy, closing offices and reducing office space globally.
(3) Includes costs related to technology modernization efforts and acquisition-related technology integration and migration efforts. We believe that these costs are discrete and non-recurring in nature, as they relate to a one-time restructuring and decommissioning of our on-premise production systems and corporate technological infrastructure and the move to a managed service provider, decommissioning redundant fulfillment systems and modernizing internal functional systems. As such, they are not normal, recurring operating expenses and are not reflective of ongoing trends in the cost of doing business. The significant majority of these are related to the last two phases of Project Ignite, with the remainder related to an investment made to modernize internal functional systems in preparation for our public company infrastructure.
(4) Consists of gain on interest rate swaps. See Part I. Item 3. “Quantitative and Qualitative Disclosures about Market Risk— Interest Rate Risk” in our Form 10-Q for the quarterly period ended March 31, 2022 for additional information on interest rate swaps.
(5) Consists of costs related to loss on foreign currency transactions.
(6) Normalized effective tax rates of 29.6% and 30.1% have been used to compute Adjusted Net Income for the three months ended March 31, 2021 and 2022, respectively. As of December 31, 2021, we had net operating loss carryforwards of approximately $80.7 million for federal income tax purposes and deferred tax assets of approximately $8.2 million related to state and foreign income tax loss carryforwards available to reduce future income subject to income taxes. The amount of actual cash taxes we pay for federal, state, and foreign income taxes differs significantly from the effective income tax rate computed in accordance with US GAAP, and from the normalized rate shown above.

For further detail, see the footnotes to “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022.

The following table reconciles net cash flow provided by operating activities, the most directly comparable GAAP measure, to Adjusted Free Cash Flow for the three months ended March 31, 2021 and 2022. For the three months ended March 31, 2021, we adjusted Free Cash Flow for one-time, cash, non-operating charges related to the completed IPO.

	Three Months Ended
	March 31,
(in thousands)	2021	2022
Net Cash provided by Operating Activities	$21,983	$3,445
Total IPO adjustments (1)	122	—
Purchases of intangible assets and capitalized software	(3,839)	(3,742)
Purchases of property and equipment	(346)	(1,495)
Adjusted Free Cash Flow	$17,920	$(1,792)
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(1)     Includes one-time, cash, non-operating charges related to our IPO. Costs include $0.1 million of professional fees in preparation of our IPO.